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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Ultimate Rack, Inc.
(Exact Name of Registrant in its Charter)

Nevada
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

331 Valley Mall Pkway #215
East Wenatchee, Washington 98802
Phone: 509-393-3526
 (Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

CSC Services O Nevada, Inc.
502 East John Street
Carson City, NV 89706
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
 Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, $0.001 par value per share	4,350,000	$0.01	$43,500.00	$4.99

(1) This Registration Statement covers the resale by our selling shareholders of up to 4,350,000 shares of common stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.01 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

PRELIMINARY PROSPECTUS
Subject to completion, dated January , 2012

Ultimate Rack, Inc.

4,350,000 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.01 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The Date of This Prospectus is:  January 26, 2012

ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Company,” “we,” “us” and “our” refer to Ultimate Rack, Inc.

Overview

We were incorporated in the State of Nevada on July 19, 2010 as Ultimate Rack, Inc. and are based in Wenatchee, WA. We are a development stage company and have not yet commenced operations. However, we are proceeding with our stated business plan to build and market for sale a vehicle mounted rack for bicycles. We have begun taking certain steps in furtherance of our business plan, including the design of the Company’s main product, the ultimate rack.

An ultimate rack is designed to hold up to four bicycles at one time. The rack is designed to fit into 1/4”, 2”, or 2 1/2” trailer hitch receivers, which are the three most common trailer hitch receiver sizes used on cars and light trucks. The Company intends to have its bicycle racks made in China and then shipped to a U.S. warehouse located in the state of Washington. The Company has received price quotes from Chinese manufacturers to produce its product.

We do not consider ourself to be a blank check company and we do not have any plan, arrangement, or understanding to engage in a merger or acquisition with any other entity. Additionally, we have a specific business plan and have moved forward with our business operations. Specifically, while in the development stage, we are proceeding with our business plan by perfecting the design of our main product, the ultimate rack.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Where You Can Find Us

Our principal executive office is located at 331 Valley Mall Pkwy #215, East Wenatchee, Washington 98802
and our telephone number is 509-393-3526.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.01 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary of Consolidated Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data for the fiscal year ended October 31, 2011 are derived from our unaudited financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

	For the fiscal year ended October 31, 2011
STATEMENT OF OPERATIONS
Revenues		-
Professional Fees	$
General and Administrative Expenses		$713
Total Operating Expenses	$
Net Loss		$713

	As of October 31, 2011
BALANCE SHEET DATA
Cash	$32,045
Total Assets	$44,045
Total Liabilities		$-
Stockholders’ Equity	$44,045

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

WE HAVE A LIMITED OPERATING HISTORY IN WHICH TO EVALUATE OUR BUSINESS.

We were incorporated in Nevada on July 19, 2010.  We have no revenue to date and have a limited operating history upon which an evaluation of our future success or failure can be made. We estimate needing approximately $132,616 in order to fund our business operations for the next twelve months. In addition, we estimate needing approximately $24,000 each year thereafter in order to be able to sustain our continued business operations as a public company. If we are unable to generate the sufficient revenues needed to sustain our business operations, we may have to delay or cease the implementation of our business strategy.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated no revenue. Specifically the Company, while in the development stage, is proceeding with its business plan by working on the design of the Company’s main product, the ultimate rack. . If we cannot obtain sufficient funding, we may have to delay or cease the implementation of our business strategy.

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY DEVELOPMENT STAGE COMPANIES.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. We have limited operating history for investors to evaluate the potential of our business development. We have not built our customer base and our brand name. In addition, we also face many of the risks and difficulties inherent in gaining market share as a new company:

·        Develop an effective business plan;
·        Meet customer standards;
·        Attain customer loyalty;

Our future will depend on our ability to bring our service to the market place, which requires careful planning of providing a product that meets industry standards without incurring unnecessary cost and expense.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.  IF WE FAIL TO OBTAIN ADDITIONAL CAPITAL WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

The development of our services will require the commitment of substantial resources to implement our business plan. Currently, we have no established bank-financing arrangements. Therefore, it is likely that we will need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

WE MAY ENCOUNTER SUBSTANTIAL COMPETITION IN OUR BUSINESS AND OUR FAILURE TO COMPETE EFFECTIVELY MAY ADVERSELY AFFECT OUR ABILITY TO GENERATE REVENUE.

We believe that existing and new competitors will continue to improve their products and to introduce new products with competitive price and performance characteristics. We expect that we will be required to continue to invest in our product to compete effectively in our markets. Our competitors could develop a more efficient product which could have a material adverse effect on our business, results of operations and financial condition.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our Chief Executive Officer (“CEO”) lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our CEO has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF SHAWN ARIZMENDI. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Shawn Arizmendi, our President and Chief Executive Officer and Fabian Arizmendi, our Secretary. We currently do not have an employment agreements with either Shawn Arizmendi or Fabian Arizmendi. The loss of their services could have a material adverse effect on our business, financial condition or results of operation.

Risk Related To Our Capital Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.01 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 400,000,000 shares of capital stock consisting of 200,000,000 shares of common stock, par value $0.001 per share, and 200,000,000 shares of preferred stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are currently quoted on the OTCBB.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes quoted in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

WE MAY BE EXEMPT FROM THE REPORTING OBLIGATIONS PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT AND THEREFORE MAY NOT HAVE TO PROVIDE INVESTORS WITH PERIODIC REPORTS AS MAY BE REQUIRED PURSUANT TO SECTION 13 OF THE SECURITIES EXCHANGE ACT, FOLLOWING THE FORM 10K REQUIRED FOR THE FISCAL YEAR IN WHICH OUR REGISTRATION STATEMENT IS EFFECTIVE.

The requirement for an issuer that has filed a registration statement to file pursuant to Section 15(d) of the Securities Exchange Act is suspended for any fiscal year, except for the fiscal year in which such registration statement becomes effective, if, at the beginning of the fiscal year, the issuer has fewer than 300 shareholders. We currently have fewer than 300 shareholders and expect to maintain a fewer than 300 shareholder base. If we do continue to have fewer than 300 shareholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including Form 10Q and 10K filings, with the SEC subsequent to the Form 10K required for the fiscal year in which our registration statement is effective. Further, disclosures in our Form 10K that we will be required to file for the fiscal year in which our registration statement is effective, is less extensive than the disclosures required of fully reporting companies. Specifically, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively.

UNTIL WE REGISTER A CLASS OF OUR SECURITIES UNDER SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 (“EXCHANGE ACT”), WE WILL ONLY BE SUBJECT TO THE PERIODIC REPORTING OBLIGATIONS IMPOSED BY SECTION 15(D) OF THE EXCHANGE ACT.

Until such time as we register a class of our securities under Section 12 of the Securities Exchange Act of 1934, we will only be subject to the periodic reporting obligations imposed by Section 15(d) of the Exchange Act. Accordingly, we will not be subject to the proxy rules, Section 16 short-swing profit provisions, beneficial ownership reporting, the bulk of the tender offer rules and the reporting requirements of Section 13 of the Exchange Act.

AS A SMALLER REPORTING COMPANY, OUR MANAGEMENT WILL BE REQUIRED TO PROVIDE A REPORT ON THE EFFECTIVENESS OF OUR INTERNAL CONTROLS OVER FINANCIAL REPORTING, BUT WILL NOT BE REQUIRED TO PROVIDE AN AUDITOR’S ATTESTATION REGARDING SUCH REPORT AND MANAGEMENT’S REPORT NEED NOT BE PROVIDED UNTIL OUR SECOND ANNUAL REPORT. THEREFORE POTENTIAL INVESTORS MAY NOT BE MADE AWARE OF ANY ASSESSED WEAKNESS THAT COULD RESULT IN A MISSTATEMENT TO OUR FINANCIAL STATEMENTS.

As a smaller reporting company, our management will be required to provide a report on the effectiveness of our internal controls over financial reporting, but will not be required to provide an auditor’s attestation regarding such report and management’s report need not be provided until our second annual report.  Investors should be aware of the risk that management may assess and render the Company’s internal controls ineffective which could have a material adverse effect on the Company’s financial condition or result of operations and such information is not required to be disclosed to investors.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

Item 4.  Use of Proceeds

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Item 5.  Determination of Offering Price

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6.  Dilution

The common stock to be sold by the selling shareholders are provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Item 7.  Selling Security Holders

The common shares being offered for resale by the selling security holders consist of the 4,350,000 shares of our common stock held by 39 shareholders. Such shareholders include the holders of the 4,350,000 shares sold in our private offering pursuant to Regulation D Rule 506 completed in March 2011 at an offering price of $0.01.

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of January 26, 2012 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Maria Arizmendi	150,000	150,000	0	*
Jasen Bertram	80,000	80,000	0	*
Cami Bilderback	80,000	80,000	0	*
Ronald Bruneau	100,000	100,000	0	*
Debbie Denig	125,000	125,000	0	*
Cameron Dunnett	150,000	150,000	0	*
Adam D. Easley	100,000	100,000	0	*
Cory Easley	125,000	125,000	0	*
Leonardo Esparza	125,000	125,000	0	*
Zachery Faulkner	100,000	100,000	0	*
Sinoma Finch	125,000	125,000	0	*
Shelley Fonville	100,000	100,000	0	*
Shanna M. Forney	150,000	150,000	0	*
Rachelle R. Grk	100,000	100,000	0	*
Kristyl L. Heath	100,000	100,000	0	*
Eric Hernandez	100,000	100,000	0	*
Duane Holzerland	150,000	150,000	0	*
Christina K. Hull	150,000	150,000	0	*
Tonee R. Jackson	150,000	150,000	0	*
Gerilyn Kaye	150,000	150,000	0	*
Jennifer Lee	100,000	100,000	0	*
Adan Longoria Jr.	80,000	80,000	0	*
Elias J. Longoria	100,000	100,000	0	*
Sophia D. Longoria	80,000	80,000	0	*
Marco Martinez	100,000	100,000	0	*
Andrew Mercer	100,000	100,000	0	*
Dorothy Mercer	150,000	150,000	0	*
Jeffrey N. Moore	100,000	100,000	0	*
Feliz M. Morgan	100,000	100,000	0	*
Dena Mullin	100,000	100,000	0	*
Shawn O’Flaherty	100,000	100,000	0	*
Shemnon Patterson	100,000	16,000	0	*
Barbara M. Rawson	100,000	100,000	0	*
Irma Reyes	80,000	80,000	0	*
Richard Ryan	50,000	50,000	0	*
Jill Sundberg	100,000	100,000	0	*
Teresa Thomas	100,000	100,000	0	*
Heng Touch	150,000	150,000	0	*
Bruce Wright	150,000	150,000	0	*

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

To our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Item 8.  Plan of Distribution

The selling security holders may sell some or all of their shares at a fixed price of $0.01 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.01 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

·	ordinary brokers transactions, which may include long or short sales;
·	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading;
·	through direct sales to purchasers or sales effected through agents;
·	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or
·	any combination of the foregoing;

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.00.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9.  Description of Securities to be Registered

General

We are authorized to issue an aggregate number of 400,000,000 shares of capital stock, of which 200,000,000 shares are common stock, $0.001 par value per share, and there are 200,000,000 preferred shares, $0.001 par value per share authorized.

Common Stock

We are authorized to issue 200,000,000 shares of common stock, $0.001 par value per share. Currently we have 19,350,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

We are authorized to issue 200,000,000 shares of preferred stock, $0.001 par value per share.  Currently we have no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Currently we do not have a stock transfer agent.

Item 10. Interests of Named Experts and Counsel

The validity of the common stock offered by this prospectus will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey. No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Rosenberg Rich Baker Berman & Company to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Anslow & Jaclin, LLP, 195 Route 9 South, Suite 204, Manalapan, New Jersey 07726, telephone (732) 409-1212 has acted as our legal counsel.

Item 11.  Information about the Registrant

DESCRIPTION OF BUSINESS

Overview

We were incorporated in the State of Nevada on July 19, 2010 as Ultimate Rack, Inc. and are based in Wenatchee, WA. We are a development stage company and have not yet commenced operations. However, we are proceeding with our stated business plan to build and market for sale a vehicle mounted rack for bicycles. We have begun taking certain steps in furtherance of our business plan, including the design of the Company’s main product, the ultimate rack.

An ultimate rack is designed to hold up to four bicycles at one time. The rack is designed to fit into 1/4”, 2”, or 2 1/2” trailer hitch receivers, which are the three most common trailer hitch receiver sizes used on cars and light trucks. The Company intends to have its bicycle racks made in China and then shipped to a U.S. warehouse located in the state of Washington. The Company has received price quotes from Chinese manufacturers to produce its product.

We do not consider ourself to be a blank check company and we do not have any plan, arrangement, or understanding to engage in a merger or acquisition with any other entity. Additionally, we have a specific business plan and have moved forward with our business operations. Specifically, while in the development stage, we are proceeding with our business plan by perfecting the design of our main product, the ultimate rack.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Business Strategy and Objectives

 The company intends to have its bicycle racks made in China and ship them to Washington State to a warehouse the company intends to lease for distribution to stores and to direct buyer's. The company has received estimates from manufacturers in China to manufacture its bicycle racks but has not yet entered into any agreements with any manufacturers.

Products and Services

An ultimate rack is designed to hold up to four bicycles at one time. The rack is designed to fit into 1/4”, 2”, or 2 1/2” trailer hitch receivers, which are the three most common trailer hitch receiver sizes used on cars and light trucks. The Company intends to have its bicycle racks made in China and then shipped to a U.S. warehouse located in the state of Washington. The Company has received price quotes from Chinese manufacturers to produce its product.

The 6" long cradle that secures a bicycle to the rack by its top bar is padded with a durable foam padding to prevent scratches to the bicycle. A bicycle is placed on the lower portion of the cradle which is a rounded shaped channel and then the top portion of the cradle which also has rounded shaped channels is placed on top of the top bar of the bicycle and then secured down by hand with four giant winged bolts. This process does not require tools and is very fast. The winged bolt design is one with very large "t-handles" that offer comfort as well as good leverage to ensure that the bike do not come loose during transport.

The lower horizontal bar (tow bar) that fits into the vehicles tow receiver folds down to allow access to the rear of the vehicle and to make it easier to store. We have designed the tow bar to have a capacity tongue weight of 400lbs. The tow bar extends past the bicycles to allow it to act as an extension of the vehicles receiver so a vehicle can tow a trailer and use the bike rack at the same time. The tow bar will have a rating of 3,500 lbs. The tow bar is 30" long has a 3/4" hole for a tow ball to be mounted.

The main frame of the bicycle rack is made of strong 2" hollow round steel. This design would probably be strong enough to support twice the weight of any four bicycles manufactured. The design had to be not only strong enough to hold the weight when the vehicle is parked but also be strong enough to handle the rocking and bouncing that the rack will have to endure while travelling down possible rough roads.

Competition

We currently have no operations and are not yet competing with any of the companies in our industry. If we commence operations, we will have many competitors. Most of our competitors are large well established companies. The following companies are some of the largest well known in the business that we would have to compete against: Thule Inc., Yakima Products Inc., Sport Rack Inc., Bell Sports Inc.

Employees

As of January 26, 2012, we have two (2) employees. Our President spends approximately 10 hours per week on Company matters and our Secretary, Fabian Arizmendi, spends approximately 5 hours per week on Company matters.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 331 Valley Mall Pkway #215, East Wenatchee, Washington 98802.
Our telephone number is 509-393-3526.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

Pursuant to Item 401 (f) of Regulation S-K there are no events that occurred during the past ten (10) years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant:

•
No petition  under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•	The registrant has not been convicted in a criminal proceeding and is not named subject of a pending criminal proceeding

•
Such registrant was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

o
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

o	Engaging in any type of business practice; or
o	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

•
Such registrant was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in Regulation S-K, Item 401 paragraph (f)(3)(i) entitled Involvement in Certain Legal Proceedings , or to be associated with persons engaged in any such activity;

•
Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

•
Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•
Such registrant was not the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

o	Any Federal or State securities or commodities law or regulation; or
o
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

o	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
Such registrant was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of January 26, 2012 we have 39 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have any stock option plans.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

ULTIMATE RACK, INC.
FINANCIAL STATEMENTS
(A DEVELOPMENT STAGE COMPANY)
JULY 19, 2010 (INCEPTION) TO OCTOBER 31, 2011

CONTENTS

Page(s)
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of October 31, 2011and 2010	F-3
Statement of Operations for the Year ended October 31, 2011 and for the Period July 19, 2010 (Inception) to October 31, 2010 and for the Period July 19, 2010 (Inception) to October 31, 2011	F-4
Statement of Changes in Stockholders’ Equity for the Period July 19, 2010 (Inception) to October 31, 2011	F-5
Statement of Cash Flows for the Year ended October 31, 2011 and for the Period July 19, 2010 (Inception) to October 31, 2010 and for the Period July 19, 2010 (Inception) to October 31, 2011	F-6
Notes to Financial Statements	F7-F11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Ultimate Rack, Inc.

We have audited the accompanying balance sheets of Ultimate Rack, Inc. (A Development Stage Company) as of October 31, 2011 and 2010, and the related statements of operations, stockholders’ equity and cash flows for the year ended October 31, 2011 and the period from July 19, 2010 (Date of Inception) to October 31, 2010. Ultimate Rack’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ultimate Rack, Inc. as of October 31, 2011 and 2010, and the results of its operations and its cash flows for the year ended October 31, 2011 and the period from July 19, 2010 (Date of Inception) to October 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 3 to the financial statements, the Company has a net loss and net cash used in operations for the year ended October 31, 2011 and an accumulated net loss during the development. The Company is still in the development stage and has not generated any revenues. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey
January 26, 2012

Ultimate Rack, Inc.
(A Development Stage Company)
Balance Sheets

	October 31, 2011	October 31, 2010

Assets

Current Assets:
Cash	$32,045	$-
Prepaid expenses	12,000	$-
Total Current Assets	44,045	-

Total Assets	$44,045	$-

Stockholders' Equity

Stockholders' Equity:
Preferred stock, ($0.001 par value, 200,000,000 shares authorized,
no shares outstanding)	-	-
Common stock, ($0.001 par value, 200,000,000 shares authorized,
19,350,000 and 15,000,000 shares issued and outstanding, respectively.)	19,350	15,000
Additional paid in capital	40,408	-
Deficit accumulated in development stage	(15,713)	(15,000)
Total Stockholders' Equity	44,045	-

Total Liabilities and Stockholders' Equity	$44,045	$-

Ultimate Rack, Inc.
(A Development Stage Company)
Statements of Operations

	For the Year Ended	For the Period July 19, 2010 (Inception) to	For the Period July 19, 2010 (Inception) to
	October 31, 2011	October 31, 2010	October 31, 2011

Revenue	$-	$-	$-

General and administrative expenses	(713)	(15,000)	(15,713)

Loss from operations	(713)	(15,000)	(15,713)

Provision for income tax	-	-	-

Net loss	$(713)	$(15,000)	$(15,713)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding
during the period - basic and diluted	15,083,425	15,000,000

Ultimate Rack, Inc.
(A Development Stage Company)
Statements of Cash Flows

	For the Year Ended	For the Period July 19, 2010 (Inception) to	For the Period July 19, 2010 (Inception) to
	October 31, 2011	October 31, 2010	October 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(713)	$(15,000)	$(15,713)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock-based compensation	-	15,000	15,000
Changes in operating assets and liabilities:
Prepaid expenses	(12,000)		(12,000)
Net Cash Used by Operating Activities	(12,713)	-	(12,713)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	43,500	-	43,500
Contributed capital - related party	1,258	-	1,258
Net Cash Provided by Financing Activities	44,758	-	44,758

Net Increase in Cash	32,045	-	32,045

Cash - Beginning of Year	-	-	-

Cash - End of Year	$32,045	$-	$32,045

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the year for:
Income taxes	$-	$-
Interest	$-	$-

Ultimate Rack, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity
For the Period July 19, 2010 (Inception) to October 31, 2011

					Total
	Common Stock, $0.001 Par Value		Additional	Accumulated	Stockholders'
	Shares	Amount	Paid in Capital	Deficit	Equity

Balance, July 19, 2010 (Inception)	-	-	-	-	-

Issuance of founder shares	15,000,000	15,000	-	-	15,000

Net loss	-	-	-	(15,000)	(15,000)

Balance, December 31, 2010	15,000,000	$15,000	$-	$(15,000)	$-

Issuance of shares for cash	4,350,000	4,350	39,150	-	43,500

Capital contributed by founders	-	-	1,258	-	1,258

Net loss	-	-	-	(713)	(713)

Balance, October 31, 2011	19,350,000	$19,350	$40,408	$(15,713)	$44,045

Ultimate Rack, Inc.
 (A Development Stage Company)
Notes to Financial Statements
October 31, 2011

Note 1 Nature of Operations

Ultimate Rack, Inc. (the “Company”) was organized on July 19, 2010 as a Nevada corporation.  The Company has developed a proprietary bike-racking system.  The Company is currently in the development stage.

Note 2 Summary of Significant Accounting Policies

Development Stage Company

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include equity based financing and further implementation of the business plan, including research and development.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Risks and Uncertainties

The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, and regulatory risks including the potential risk of business failure.  See Note 3 regarding going concern matters.

Cash

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.  The Company held no cash equivalents at October 31, 2011 and 2010.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At October 31, 2011 and 2010, no cash balances exceeded the federally insured limit.

Fair Value of Financial Instruments

For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amount of the Company’s short term financial instruments, approximates fair value due to the relatively short period to maturity for these instruments.

Ultimate Rack, Inc.
 (A Development Stage Company)
Notes to Financial Statements
October 31, 2011

Note 2 Summary of Significant Accounting Policies (continued)

Research and Development

Research and development is expensed as incurred.  Research and development expenses for the period July 19, 2010 (inception) to October 31, 2011 was $0.

Share-Based Payments

Generally, all forms of share-based payments, including stock option grants, warrants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments is recorded as general and administrative expense.

Income Taxes

Provisions for federal and state income taxes are calculated based on reported pre-tax earnings and current tax law.

Significant judgment is required in determining income tax provisions and evaluating tax positions. The Company periodically assess its liabilities and contingencies for all periods that are currently open to examination or have not been effectively settled based on the most current available information. When it is not more likely than not that a tax position will be sustained, the Company records its best estimate of the resulting tax liability and any applicable interest and penalties in the financial statements.   At October 31, 2011 and 2010, respectively, the Company does not believe it has any uncertain tax positions.

Deferred tax assets and liabilities are recorded for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements using statutory rates in effect for the year in which the differences are expected to reverse. The Company presents the tax effects of these deferred tax assets and liabilities separately for each major tax jurisdiction.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that the changes are enacted. The Company records a valuation allowance to reduce deferred tax assets when it is more likely than not that some portion of the asset may not be realized. The Company evaluates its deferred tax assets and liabilities on a periodic basis.

Ultimate Rack, Inc.
 (A Development Stage Company)
Notes to Financial Statements
October 31, 2011

Note 2 Summary of Significant Accounting Policies (continued)

Earnings (loss) per share

Basic earnings per share (“EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of stock options or warrants), and convertible debt or convertible preferred stock, using the if-converted method. Diluted EPS excludes all dilutive potential of shares of common stock if their effect is anti-dilutive.  As of October 31, 2011 and 2010, the Company did not have any dilutive securities.

Since the Company reflected a net loss in 2011 and 2010, respectively, the effect of considering any common stock equivalents, if outstanding, would have been anti-dilutive. A separate computation of diluted earnings (loss) per share is not presented.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that are expected to have an effect on our financial statements.

Subsequent Events Evaluation

The Company has evaluated for any subsequent events through January 26, 2012, which is the date these financial statements were available to be issued.

Note 3 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss and net cash used in operations of $713 and $12,713, respectively, for the year ended October 31, 2011 and an accumulated net loss during the development stage totaling $15,713. The Company is in the development stage and has not generated any revenues.

The ability of the Company to continue its operations is dependent on Management's plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.  The Company may need to incur additional liabilities with certain related parties to sustain the Company’s existence.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives.  The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future.  There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

Ultimate Rack, Inc.
 (A Development Stage Company)
Notes to Financial Statements
October 31, 2011

Note 3 Going Concern (continued)

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 Stockholders’ Equity

Common Stock
On July 19, 2010, the Company issued 15,000,000 shares of the Company’s common stock to two founders.  The Company recorded the issuance at par $0.001, for an expense of $15,000.

On October 24, 2011, the Company completed a capital raise.  The Company raised $43,500 in cash for 4,350,000 shares of the Company’s common stock ($0.01/share).

Note 6 Commitments and Contingencies

Litigations, Claims and Assessments

The Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Note 4 Income Taxes

The Company recognizes deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  The Company will establish a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The Company has a net operating loss carryforward for tax purposes totaling approximately $15,000 at October 31, 2011, expiring through 2031.

Note 4 Income Taxes (continued)

Significant deferred tax assets at October 31, 2011 and 2010 are as follows:

	2011	2010
Gross deferred tax asset (liability):
Deferred tax assets	$3,000	$3,000
Deferred tax liabilities		-
Less: valuation allowance	(3,000)	(3,000)
	$-	$-

The valuation allowance at October 31, 2011 and 2010 was $3,000. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

Note 7 Subsequent Events

No events have been identified that require disclosure, except as already noted.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS

The following provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

We were incorporated in the State of Nevada on July 19, 2010 as Ultimate Rack, Inc. and are based in Wenatchee, WA. We are a development stage company and have not yet commenced operations. However, we are proceeding with our stated business plan to build and market for sale a vehicle mounted rack for bicycles. We have begun taking certain steps in furtherance of our business plan, including the design of the Company’s main product, the ultimate rack.

Plan of Operation

During the fiscal year ended October 31, 2012, the Company intends to have 672 racks manufactured, distributed and sold at a retail sales price of $189.99 per rack, aggregating revenues equal to approximately $127,673. Related expenses projected for the fiscal year ended October 31, 2012, including cost of goods sold for 672 racks are $132,616. The Company's President, Shawn Arizmendi and Secretary, Fabian Arizmendi agree not to take a salary in year one of business operations.

During the fiscal year ended October 31, 2013, the Company intends to have 1,344 racks manufactured, distributed and sold at a retail sales price of $189.99 per rack, aggregating revenues equal to approximately $255,346. Related expenses projected for the fiscal year ended October 31, 2013, including cost of goods sold for 1,344 racks are $123,032. The Company's President, Shawn Arizmendi and Secretary, Fabian Arizmendi agree not to take a salary in year two of business operations.

During the fiscal year ended October 31, 2014, the Company intends to have 2,688 racks manufactured, distributed and sold at a retail sales price of $189.99 per rack, aggregating revenues equal to approximately $510,693. Related expenses projected for the fiscal year ended October 31, 2014, including cost of goods sold for 2,688 racks are $173,064. The Company's President, Shawn Arizmendi and Secretary, Fabian Arizmendi agree not to take a salary in year three of business operations.

Results of Operations

For the fiscal year ended October 31, 2011, we had no revenue. Expenses for the fiscal year ended October 31, 2011 were $713, resulting in a net loss of $713. Expenses for the fiscal year ended October 31, 2010 totaled $15,000 resulting in a net loss of $15,000.

Capital Resources and Liquidity

As of October 31, 2011 we had $32,045 in cash. We received proceeds equal to $43,500  related to the sale of 4,350,000 common shares of stock through our private offering which ended on March 15, 2011. In addition, we received $1,258 of contributed capital from a founder, Shawn Arizmendi and incurred $713 in expenses and $12,000 in prepaid expenses for the fiscal year ended October 31, 2011. Our management anticipates utilizing $18,000  of the capital raised for marketing expenses and approximately $105,116 towards other operational expenses, excluding legal and accounting fees. We anticipate our legal, auditing, and filing costs to increase as a result of being a public company. We expect our legal, accounting and various filing fees will amount to approximately $27,500 in our first year as a result of being a public company. We anticipate that we will need approximately $132,616 in the first twelve months in order to maintain our day to day operations. We believe that if our customers combined are able to achieve on average 672 sales at average revenue to us equal to $189.99 per sale, we will be able to meet our long term and short term cash flow needs. If we are unable to meet our short term or long term cash flow needs, we may have to delay or cease the implementation of our business strategy.

Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While we believe in the viability of its strategy to increase revenues, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of our sole officer and director as of January 26, 2012. Our Executive officer is elected annually by our Board of Director. Our executive officer holds office until she resigns, are removed by the Board, or her successor is elected and qualified.

Name	Age	Position
Shawn Arizmendi	32	Chief Executive Officer, President, Chief Financial Officer, Treasurer and Director
Fabian Arizmendi	30	Secretary and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Shawn Arizmendi, Chief Executive Officer, President, Chief Financial Officer, Treasurer and Director.
Our President, Shawn Arizmendi was born in Wenatchee, Washington on January 25, 1980. Shawn resides in Wenatchee with his wife of seven years and two children. Shawn graduated from Quincy High School in Wenatchee in June 1999. Shawn works as a pit boss in the casino of the Buzz Inn located  in Wenatchee and has for the last six years. Prior to working at the Buzz Inn Shawn worked at Keglers Casino in Wenatchee.

Fabian Arizmendi, Secretary, Director
Our Secretary, Fabian Arizmendi is Shawn's brother. Fabian was born in Wenatchee, Washington on January 19, 1982. Fabian graduated from Quinsy High School in June of 2000. Fabian presently works for Les Schwab and has for the past seven years. Prior to working at Les Schwab Fabian worked at Aikens Market in Wenatchee for three years.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us for the period from July 19, 2010 (Inception) through October 31, 2011.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Shawn Arizmendi, President, Chief Financial Officer, Treasurer, Director	2010	$0	0	$10,000	(1), (3)	0	0	0	0	$10,000.00
Fabian Arizmendi, Secretary, Director				$5,000	(2), (3)					$5,000.00

(1) 10,000,000 shares have been issued to our Chief Executive Officer at par value $0.001 per share for compensation upon formation of the Company.  The shares were issued for services and are not stock options and therefore there is no black-scholes assumption.

(2) 5,000,000 shares have been issued to our Secretary at par value $0.001 per share for compensation upon formation of the Company.  The shares were issued for services and are not stock options and therefore there is no black-scholes assumption.

 (3) The amount of the stock award is not calculable through the latest practicable date. We expect to be able to determine the amount of the stock award once our stock is publically traded. Such amount will be disclosed by the Company under Item 5.02(f) of Form 8-K.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table for the period from inception through October 31, 2011.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised since inception through  October 31, 2011 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officers in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

The Company currently has no employment agreements.

Compensation Committee Interlocks and Insider Participation

The Board of Directors has no nominating, auditing or compensation committees or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of January 26, 2012 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (2)
Shawn Arizmendi(1)	10,000,000	51.68%
331 Valley Mall Pkwy, #215 East Wenatchee, WA 98802
Fabian Arizmendi(1)	5,000,000	25.84%
331 Valley Mall Pkwy, #215 East Wenatchee, WA 98802

All Executive Officers and Directors as a group (2 persons)		77.52%

(1) Shawn Arizmendi and Fabian Arizmendi are brothers.
(2) Based on 19,350,000 shares of common stock outstanding as of January 26, 2011.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Immediately after incorporation of the Company on July 19, 2010 we issued 10,000,000 shares of common stock to Shawn Arizmendi and 5,000,000 shares of common stock to Fabian Arizmendi for consideration of founder services. Shawn Arizmendi and Fabian Arizmendi are brothers.

Other than the above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our common stock; or
(D)
Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Ultimate Rack, Inc.

19,350,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is January 26, 2012

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$4.99
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$2,500
Accounting fees and expenses	$7,500
Legal fees and expense	$10,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$20,004.99

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities.

We were incorporated in the State of Nevada on July 19, 2010 and issued 10,000,000 shares of common stock to Shawn Arizmendi and 5,000,000 shares of common stock were issued to Fabian Arizmendi for consideration of founder services. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Shawn Arizmendi and Mr. Fabian Arizmendi had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On August 12, 2010, the Company commenced a Regulation D Rule 506 offering with a total of 4,350,000 shares of common stock to 39 investors, at a price per share of $0.01 for an aggregate offering price of $43,500.00. The Company completed the Regulation D Rule 506 offering on March 15, 2011. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Maria Arizmendi	150,000	150,000
Jasen Bertram	80,000	80,000
Cami Bilderback	80,000	80,000
Ronald Bruneau	100,000	100,000
Debbie Denig	125,000	125,000
Cameron Dunnett	150,000	150,000
Adam D. Easley	100,000	100,000
Cory Easley	125,000	125,000
Leonardo Esparza	125,000	125,000
Zachery Faulkner	100,000	100,000
Sinoma Finch	125,000	125,000
Shelley Fonville	100,000	100,000
Shanna M. Forney	150,000	150,000
Rachelle R. Grk	100,000	100,000
Kristyl L. Heath	100,000	100,000
Eric Hernandez	100,000	100,000
Duane Holzerland	150,000	150,000
Christina K. Hull	150,000	150,000
Tonee R. Jackson	150,000	150,000
Gerilyn Kaye	150,000	150,000
Jennifer Lee	100,000	100,000
Adan Longoria Jr.	80,000	80,000
Elias J. Longoria	100,000	100,000
Sophia D. Longoria	80,000	80,000
Marco Martinez	100,000	100,000
Andrew Mercer	100,000	100,000
Dorothy Mercer	150,000	150,000
Jeffrey N. Moore	100,000	100,000
Feliz M. Morgan	100,000	100,000
Dena Mullin	100,000	100,000
Shawn O’Flaherty	100,000	100,000
Shemnon Patterson	100,000	16,000
Barbara M. Rawson	100,000	100,000
Irma Reyes	80,000	80,000
Richard Ryan	50,000	50,000
Jill Sundberg	100,000	100,000
Teresa Thomas	100,000	100,000
Heng Touch	150,000	150,000
Bruce Wright	150,000	150,000

To our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

(A)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(B)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(C)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(D)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin , LLP
23.1	Consent of Rosenberg Rich Baker Berman & Company
23.2	Consent of Counsel, as in Exhibit 5.1

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of East Wenatchee, State of Washington on  January 26, 2012.

Ultimate Rack, Inc.

/s/ Shawn Arizmendi
Name: Shawn Arizmendi Position: President, Principal Executive Officer, Principal Financial Officer Principal Accounting Officer, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Shawn Arizmendi
Shawn Arizmendi
President, Director, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer

By:	/s/ Fabian Arizmendi
Fabian Arizmendi
Secretary, Director